Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (file Nos. 333-04947, 333-25717,333-46357, 333-50509, 333-62599, 333-122221 and 333-125040) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869 and 333-102662) of FelCor Lodging Trust Incorporated of our report dated March 2, 2005, except for Note 5, as to which the date is June 10, 2005, relating to the financial statements, which appears in the Current Report on Form 8-K dated June 10, 2005.

PricewaterhouseCoopers LLP

Dallas, Texas
June 10, 2005